Exhibit 99.1

       Gladstone Commercial Announces Third Quarter 2007 Results


    -- Reports net income available to common stockholders of approximately $0.6 million, or $0.07 per diluted weighted average common share

    -- Reports funds from operations ("FFO") of approximately $3.2 million, or $0.38 per diluted weighted average common share

    -- Purchased four properties for a total investment of approximately $31.7 million

    MCLEAN, Va.--(BUSINESS WIRE)--Oct. 30, 2007--Gladstone Commercial Corp. (NASDAQ:GOOD) (the "Company") today reported financial results for the quarter ended September 30, 2007. A description of FFO, a relative non-GAAP ("Generally Accepted Accounting Principles in the United States") financial measure, is located at the end of this news release. All per share references are fully diluted weighted average common shares, unless otherwise noted.

    Net income available to common stockholders for the quarter ended September 30, 2007 was $567,022, or $0.07 per share, compared to $1,293,044, or $0.16 per share, for the same period one year ago, a decrease of 56%. Net income available to common stockholders for the nine months ended September 30, 2007 was $1,606,803, or $0.19 per share, compared to $2,163,784, or $0.27 per share, for the same period one year ago, a decrease of 26%. Net income results when compared to the same period last year were affected by increased expenses attributable to the acquisition of nine properties since September 30, 2006, interest expense associated with leveraging the Company's properties, dividends paid on the Company's preferred stock and the gain on the sale of the two Canadian properties in July 2006, partially offset by increased revenues related to the acquisition of the nine properties.

    FFO for the quarter ended September 30, 2007 was approximately $3.2 million, or $0.38 per share, compared to approximately $2.3 million, or $0.29 per share, for the same period one year ago, an increase of approximately 38%. FFO for the nine months ended September 30, 2007 was approximately $9.3 million, or $1.08 per share, compared to approximately $7.1 million, or $0.90 per share, for the same period one year ago, an increase of approximately 30%. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:



                        For the three months    For the nine months
                         ended September 30,     ended September 30,
                       -----------------------------------------------
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------

Net income             $1,590,460  $1,777,419  $4,677,115  $3,476,978
Less: Dividends
 attributable to
 preferred stock       (1,023,438)   (484,375) (3,070,312) (1,313,194)
                       ----------- ----------- ----------- -----------
Net income available
 to common
 stockholders            $567,022  $1,293,044  $1,606,803  $2,163,784

Add: Real estate
 depreciation and
 amortization,
 including
 discontinued
 operations             2,668,383   2,162,640   7,722,349   6,078,450
Less: Gain on sale of
 real estate, net of
 taxes paid                     -  (1,106,590)    (78,667) (1,106,590)
                       ----------- ----------- ----------- -----------
FFO available to
 common stockholders   $3,235,405  $2,349,094  $9,250,485  $7,135,644


Weighted average
 shares outstanding -
 basic                  8,565,264   7,820,376   8,565,264   7,752,170
Weighted average
 shares outstanding -
 diluted                8,565,264   7,981,071   8,565,264   7,896,860

Basic net income per
 weighted average
 common share               $0.07       $0.16       $0.19       $0.28
                       =========== =========== =========== ===========
Diluted net income per
 weighted average
 common share               $0.07       $0.16       $0.19       $0.27
                       =========== =========== =========== ===========
Basic FFO per weighted
 average common share       $0.38       $0.30       $1.08       $0.92
                       =========== =========== =========== ===========
Diluted FFO per
 weighted average
 common share               $0.38       $0.29       $1.08       $0.90
                       =========== =========== =========== ===========


    Third quarter highlights:

    -- Purchased four fully occupied properties with approximately 212,000 square feet for approximately $31.7 million; and

    -- Assumed a mortgage note in connection with an acquisition for approximately $4.5 million.

    "Our results were positively impacted by the four acquisitions completed during the quarter. Approximately $19.1 million of these acquisitions were purchased during the last week of the quarter, thus we expect our earnings to continue to grow for the remainder of the year as we will realize the full benefit of holding these acquisitions for the entire fourth quarter. We are excited about the opportunities that are currently available in the marketplace and our pipeline remains very strong," said Chip Stelljes, President and Chief Investment Officer.

    Subsequent to quarter end, the Company:

    -- Borrowed $16.0 million pursuant to a long-term mortgage note payable collateralized by security interests in three properties, which accrues interest at a rate of 6.63% per year; and

    -- Declared monthly cash dividends of $0.12 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of October, November and December 2007.

    The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended September 30, 2007, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

    The Company will hold a conference call Wednesday, October 31, 2007 at 8:30 a.m. ET to discuss its earnings results. Please call
(877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

    The conference call replay will be available two hours after the call and will be available through November 30, 2007. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 258980.

    Gladstone Commercial Corporation is a publicly traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

    For further information, contact Investor Relations at 703-287-5835.

    NON-GAAP FINANCIAL MEASURE

    Funds from Operations

    The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income), and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

    The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

    To learn more about FFO please refer to the Form 10-Q for the quarter ended September 30, 2007, as filed with the SEC today.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company and the closing of any transaction. Words such as "may," "will," "believes," "anticipates," "intends," "expects," "projects," "estimates" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on February 27, 2007, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed on May 1, 2007. The risk factors set forth in the Form 10-K and Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                   Gladstone Commercial Corporation
                     Consolidated Balance Sheets
                             (Unaudited)

                                           September 30, December 31,
                                                2007          2006
                                           ------------- -------------

ASSETS
Real estate, net of accumulated
 depreciation of $13,771,428 and
 $8,595,419, respectively                  $309,420,504  $235,118,123
Lease intangibles, net of accumulated
 amortization of $6,722,025 and
 $4,175,685, respectively                    27,607,486    23,416,696
Mortgage notes receivable                    10,000,000    10,000,000
Cash and cash equivalents                     1,824,794    36,005,686
Restricted cash                               1,500,858     1,225,162
Funds held in escrow                          1,638,520     1,635,819
Interest receivable - mortgage note              83,333             -
Interest receivable - employees                  52,728        43,716
Deferred rent receivable                      4,664,502     3,607,279
Deferred financing costs, net of
 accumulated amortization of $1,977,287
 and $1,467,297, respectively                 3,973,775     3,713,004
Prepaid expenses                                547,500       521,290
Deposits on real estate                               -       300,000
Accounts receivable                              31,877       179,247
                                           ------------- -------------

TOTAL ASSETS                               $361,345,877  $315,766,022
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable                     $186,416,801  $154,494,438
Borrowings under line of credit              20,000,000             -
Deferred rent liability                       4,129,426     4,718,599
Asset retirement obligation liability         1,781,817     1,631,294
Accounts payable and accrued expenses           993,915       673,410
Due to adviser                                  788,533       183,042
Rent received in advance, security
 deposits and funds held in escrow            2,254,293     1,841,063
                                           ------------- -------------

Total Liabilities                           216,364,785   163,541,846
                                           ------------- -------------

STOCKHOLDERS' EQUITY
Redeemable preferred stock, $0.001 par
 value; $25 liquidation preference;
 2,300,000 shares authorized and 2,150,000
 shares issued and outstanding                    2,150         2,150
Common stock, $0.001 par value, 17,700,000
 shares authorized and 8,565,264 shares
 issued and outstanding                           8,565         8,565
Additional paid in capital                  170,640,979   170,640,979
Notes receivable - employees                 (2,800,724)   (3,201,322)
Distributions in excess of accumulated
 earnings                                   (22,869,878)  (15,226,196)
                                           ------------- -------------

Total Stockholders' Equity                  144,981,092   152,224,176
                                           ------------- -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $361,345,877  $315,766,022
                                           ============= =============




                   Gladstone Commercial Corporation
                Consolidated Statements of Operations
                             (Unaudited)

                      For the three months   For the nine months ended
                       ended September 30,         September 30,
                     ----------------------- -------------------------
                        2007        2006         2007         2006
                     ----------- ----------- ------------ ------------
Operating revenues
  Rental income      $8,024,305  $6,214,295  $22,834,663  $17,109,203
  Interest income
   from mortgage
   notes receivable     255,555     478,329      758,333    1,589,675
  Tenant recovery
   revenue               80,648      43,352      230,851       92,772
                     ----------- ----------- ------------ ------------
    Total operating
     revenues         8,360,508   6,735,976   23,823,847   18,791,650
                     ----------- ----------- ------------ ------------

Operating expenses
  Depreciation and
   amortization       2,668,383   2,162,640    7,722,349    6,026,150
  Property operating
   expenses             204,972     145,058      597,273      435,495
  Base management
   fee                  459,202     656,916    1,412,337    2,029,050
  Incentive fee         677,104           -    1,896,677            -
  Administration fee    175,852           -      592,996            -
  Professional fees     118,371     167,353      442,479      598,771
  Insurance              53,943      54,662      171,275      154,868
  Directors fees         66,250      33,500      174,750       94,500
  Stockholder
   related expenses      40,991      34,414      215,969      282,478
  Asset retirement
   obligation
   expense               29,440      30,619       86,542      102,263
  General and
   administrative        17,452      20,394       79,119       48,991
  Stock option
   compensation
   expense                    -     314,593            -      394,411
                     ----------- ----------- ------------ ------------
    Total operating
     expenses before
     credit from
     Adviser          4,511,960   3,620,149   13,391,766   10,166,977
                     ----------- ----------- ------------ ------------

  Credit to
   incentive fee       (526,991)          -   (1,746,564)           -
                     ----------- ----------- ------------ ------------
      Total
       operating
       expenses       3,984,969   3,620,149   11,645,202   10,166,977
                     ----------- ----------- ------------ ------------

Other income
 (expense)
  Interest income
   from temporary
   investments           33,105       2,006      325,390       13,437
  Interest income -
   employee loans        52,728      41,346      169,608       75,483
  Other income            9,896           -       28,127       10,400
  Interest expense   (2,920,270) (2,494,221)  (8,137,343)  (6,268,757)
                     ----------- ----------- ------------ ------------
    Total other
     expense         (2,824,541) (2,450,869)  (7,614,218)  (6,169,437)
                     ----------- ----------- ------------ ------------

Income from
 continuing
 operations           1,550,998     664,958    4,564,427    2,455,236
                     ----------- ----------- ------------ ------------

Discontinued
 operations
  Income from
   discontinued
   operations             5,975       6,915          471      116,169
  Net realized
   income (loss)
   from foreign
   currency
   transactions          33,487      (1,044)      33,550     (201,017)
  Gain on sale of
   real estate                -   1,422,026            -    1,422,026
  Taxes (paid)
   refunded on sale
   of real estate             -    (315,436)      78,667     (315,436)
                     ----------- ----------- ------------ ------------
    Total
     discontinued
     operations          39,462   1,112,461      112,688    1,021,742
                     ----------- ----------- ------------ ------------

Net income            1,590,460   1,777,419    4,677,115    3,476,978
                     ----------- ----------- ------------ ------------

Dividends
 attributable to
 preferred stock     (1,023,438)   (484,375)  (3,070,312)  (1,313,194)
                     ----------- ----------- ------------ ------------

Net income available
 to common
 stockholders          $567,022  $1,293,044   $1,606,803   $2,163,784
                     =========== =========== ============ ============

Earnings per
 weighted average
 common share -
 basic
    Income from
     continuing
     operations (net
     of dividends
     attributable to
     preferred
     stock)               $0.07       $0.02        $0.18        $0.15
    Discontinued
     operations               -        0.14         0.01         0.13
                     ----------- ----------- ------------ ------------

    Net income
     available to
     common
     stockholders         $0.07       $0.16        $0.19        $0.28
                     =========== =========== ============ ============

Earnings per
 weighted average
 common share -
 diluted
    Income from
     continuing
     operations (net
     of dividends
     attributable to
     preferred
     stock)               $0.07       $0.02        $0.18        $0.14
    Discontinued
     operations               -        0.14         0.01         0.13
                     ----------- ----------- ------------ ------------

    Net income
     available to
     common
     stockholders         $0.07       $0.16        $0.19        $0.27
                     =========== =========== ============ ============

Weighted average
 shares outstanding
    Basic             8,565,264   7,820,376    8,565,264    7,752,170
                     =========== =========== ============ ============
    Diluted           8,565,264   7,981,071    8,565,264    7,896,860
                     =========== =========== ============ ============




                   Gladstone Commercial Corporation
                Consolidated Statements of Cash Flows
                             (Unaudited)

                                             For the nine months ended
                                                   September 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------

Cash flows from operating activities:
  Net income                                  $4,677,115   $3,476,978
Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation and amortization, including
     discontinued operations                   7,722,349    6,078,450
    Amortization of deferred financing
     costs, including discontinued
     operations                                  509,990      464,941
    Amortization of deferred rent asset          190,122      190,123
    Amortization of deferred rent liability     (589,173)    (499,870)
    Asset retirement obligation expense,
     including discontinued operations            86,542      112,195
    Stock compensation                                 -      394,411
    Increase in mortgage notes payable due
     to change in value of foreign currency            -      202,065
    Value of building acquired in excess of
     mortgage note satisfied, applied to
     interest income                                   -     (335,701)
    Gain on sale of real estate                        -   (1,422,026)
    (Increase) decrease in mortgage interest
     receivable                                  (83,333)      70,749
    Increase in employee interest receivable      (9,012)     (41,346)
    Increase in deferred rent receivable      (1,247,345)    (941,903)
    Decrease (increase) in prepaid expenses
     and other assets                            121,160      (49,645)
    Increase in accounts payable, accrued
     expenses, and amount due adviser            516,996      248,449
    Increase in rent received in advance         137,534       53,097
                                             ------------ ------------
        Net cash provided by operating
         activities                           12,032,945    8,000,967
                                             ------------ ------------

Cash flows from investing activities:
   Real estate investments                   (85,742,539) (48,311,928)
   Proceeds from sales of real estate                  -    2,106,112
   Principal repayments on mortgage notes
    receivable                                         -       44,742
   Net payments to lenders for reserves held
    in escrow                                 (1,186,448)  (2,537,541)
   Increase (decrease) in restricted cash       (275,696)     329,547
   Deposits on future acquisitions            (1,310,000)    (600,000)
   Deposits applied against real estate
    investments                                1,610,000    1,200,000
                                             ------------ ------------
        Net cash used in investing
         activities                          (86,904,683) (47,769,068)
                                             ------------ ------------

Cash flows from financing activities:
  Proceeds from share issuance                         -   26,034,648
  Offering costs                                       -   (1,308,496)
  Borrowings under mortgage notes payable     32,521,691   31,900,000
  Principal repayments on mortgage notes
   payable                                      (599,328)    (427,506)
  Principal repayments on employee notes
   receivable from sale of common stock          400,598            -
  Borrowings from line of credit              24,200,000   70,400,400
  Repayments on line of credit                (4,200,000) (78,300,400)
  Increase in reserves from tenants            1,318,918    1,315,516
  Increase in security deposits                  140,525      419,070
  Payments for deferred financing costs         (770,761)  (1,699,798)
  Dividends paid for common and preferred    (12,320,797)  (9,690,708)
                                             ------------ ------------
        Net cash provided by financing
         activities                           40,690,846   38,642,726
                                             ------------ ------------

Net decrease in cash and cash equivalents    (34,180,892)  (1,125,375)

Cash and cash equivalents, beginning of
 period                                       36,005,686    1,740,159

                                             ------------ ------------
Cash and cash equivalents, end of period      $1,824,794     $614,784
                                             ============ ============

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation         $150,523   $1,604,416
                                             ------------ ------------

Additions to real estate included in
 accounts payable, accrued expenses, and
 amount due adviser                             $409,000           $-
                                             ------------ ------------

NON-CASH FINANCING ACTIVITIES

Fixed rate debt assumed in connection with
 acquisitions                                 $4,506,689  $30,129,654
                                             ------------ ------------

Assumption of mortgage notes payable by
 buyer                                                $-   $4,846,925
                                             ------------ ------------

Notes receivable issued in exchange for
 common stock associated with the exercise
 of employee stock options                            $-   $1,826,754

Acquisition of building in satisfaction of
 mortgage note receivable                             $-  $11,316,774
                                             ------------ ------------

    CONTACT: Gladstone Commercial Corp.
             Investor Relations:
             Robert Johnson, 703-287-5835